UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

BCB Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey 07002
Address of principal executive offices

(201) 823-0700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2014, Donald Mindiak advised BCB Bancorp, Inc. (the “Company”) and BCB Community Bank (the “Bank”) that he: (1) was resigning as a director of both the  Company and the Bank; (2) was resigning his positions as Chief Executive Officer and President of the Company; and (3) was resigning his position as an Executive Vice President of the Bank. On August 6, 2014, the Board of the Company appointed Thomas Coughlin as the Chief Executive Officer and President of the Company, effective as of August 4, 2014. Mr. Coughlin's position as Chief Executive Officer and President of the Company will be in addition to his current duties as President and Chief Executive Officer of the Bank.

The Board of the Bank, as of August 7, 2014, has made no decision regarding filling the position of Executive Vice President caused by Mr. Mindiak's resignation.

Mr. Coughlin, 54, has been employed by the Company and the Bank since its inception in November 2000, most recently as Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank.  Prior to that, Mr. Coughlin was Chief Financial Officer of the Company and the Bank from 2000 to 2010. Mr. Coughlin was formerly Vice President of Chatham Savings Bank and, prior to that, Controller and Corporate Secretary of First Savings Bank of New Jersey. Mr. Coughlin, who received his CPA designation in 1982, is the past President of the American Heart Association and has served as Trustee of D.A.R.E. and the Bayonne P.A.L. Mr. Coughlin attended Saint Vincent DePaul Grammar School and Bayonne High School, and received a B.S. degree from Saint Peter’s College.

The Bank leases its 860 Broadway branch office from a limited liability company owned, in part, by Mr. Coughlin, among other current and former directors of the Bank.  Based upon a market rental value appraisal obtained prior to entering into the lease agreement, the Company believes that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2013, total lease payments of $165,000 were made to the limited liability company. Payments under the lease currently total $13,750 per month. Each director and former director’s percentage ownership in the limited liability corporation is divided equally among 10 individuals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.
DATE: August 7, 2014	By:	/s/ Thomas Coughlin
Thomas Coughlin
Chief Executive Officer and President
(Duly Authorized Representative)